EXHIBIT (a)


                           AMENDED AND RESTATED
                             CREDIT AGREEMENT


     THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, made as of the 14th day of June, 1996, by and between DOUGHTIE'S FOODS, INC. , a Virginia corporation (the "Borrower), and CRESTAR BANK, a Virginia banking corporation formerly known as United Virginia Bank (the "Bank"), provides as follows:

     The Borrower and the Bank are parties to that certain Amended and Restated Revolving Credit Agreement dated as of November 15, 1994, as amended by a First Amendment to Revolving Credit Agreement dated as of September 13, 1995 and letter agreements dated March 25 and March 29, 1996 (collectively, the "Agreement"). The parties desire to amend and restate the Agreement as hereinafter set forth.


SECTION 1.     DEFINITIONS.

     Capitalized terms used in this Agreement shall have the meanings specified in Annex I hereto (unless otherwise defined herein).


SECTION 2.     CREDIT COMMITMENTS.

     2.1 Revolving Credit Loans. The Bank has made and, subject to the terms and conditions herein set forth, shall make revolving credit loans (the "Revolving Credit Loans") to the Borrower, from time to time during the Commitment Period in amounts not to exceed, in the aggregate outstanding at any one time, the lesser of (i) the Borrowing Base, or (ii) $7,500,000 (the "Revolving Credit Commitment"). The Revolving Credit Loans shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Revolving Credit Note"). During the Commitment Period, the Borrower may use the Commitment by borrowing, prepaying the Revolving Credit Loans in whole or in part without premium or penalty, and reborrowing, all in accordance with the terms and conditions hereof.

     2.2 Term Loan. Subject to and upon the terms and conditions herein set forth, the Bank shall make a term loan (the "Term Loan" and, collectively with the Revolving Credit Loans,


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the  "Loans") to the  Borrower on the Closing  Date in the  principal  amount of
$1,750,000. The Term Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit B (the "Term Loan Note" and, collectively with the Revolving Credit Note, the "Notes").


SECTION 3.     REPRESENTATIONS AND WARRANTIES.

     In order to induce the Bank to enter into this Agreement and to make the Loans, the Borrower makes the following representations, covenants and warranties which shall survive the execution and delivery of this Agreement and the other documents and instruments referred to herein:

     3.1 Status. Each of the Borrower and the Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own or hold under lease its property and assets, to transact the business in which it is engaged, to enter into and perform this Agreement and the other Loan Documents to which it is party, and, with respect to the Borrower, to borrow hereunder; and each of the Borrower and the Subsidiaries is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction where failure to so qualify would have a material adverse effect on the business or assets of the Borrower and the Subsidiaries, taken as a whole.

     3.2 Compliance with Other Instruments. Neither the Borrower nor any Subsidiary is in material default under any Material Agreement to which it is a party, and neither the execution, delivery or performance of this Agreement and the other Loan Documents, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene any provision of law, statute, rule or regulation to which the Borrower or the Subsidiaries is subject or any judgment, decree, franchise, order or permit applicable to the Borrower or the Subsidiaries or will conflict or will be inconsistent with or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or, except as provided by the Security Documents, result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or the Subsidiaries (other than Permitted Encumbrances) pursuant to, the terms of any indenture, mortgage, deed of trust or Material Agreement to which the Borrower or a Subsidiary is a signatory or by which it is bound or to which it may be subject or violate any provision the certificate of incorporation or bylaws of the Borrower or a Subsidiary.

     3.3 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against


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or  affecting  the Borrower or the  Subsidiaries  before any court or before any governmental or administrative body or agency, which, if adversely determined, would have a material adverse effect on the business or assets of the Borrower and the Subsidiaries, taken as a whole.

     3.4 Compliance with Law. Except for (i) matters which do not exceed a sum in question in excess of $75,000 individually, or in the aggregate exceed the sum in question of $250,000 or (ii) matters which exceed a sum in question in excess of $75,000 individually, or in the aggregate exceed the sum in question of $250,000, but which will not materially adversely affect the business or operation of the Borrower and the Subsidiaries, taken as a whole: (a) all business and operations of the Borrower and the Subsidiaries have been and are being conducted in accordance with all applicable laws, rules and regulations of all Federal, state, local and other governmental authorities including all laws, rules and regulations relating to environmental protection; (b) the Borrower and the Subsidiaries have obtained all permits, licenses and authorizations, or consents which are otherwise necessary, for the Borrower and the Subsidiaries to conduct its business as it is presently being conducted; and (c) the Borrower and the Subsidiaries are not parties to, have not been threatened with, and there are no facts existing as a basis for, any governmental or other proceeding which might result in a suspension, limitation or revocation of any such permit, license or authorization.

     3.5 Capitalization of Subsidiaries. All of the issued and outstanding capital stock of the Subsidiaries (the "Subsidiary Stock") has been duly and validly issued and is fully paid and nonassessable. All of the Subsidiary Stock is owned by the Borrower or a Subsidiary, free and clear of any and all Liens.

     3.6 Governmental Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with the execution, delivery and performance of, this Agreement or the other Loan Documents.

     3.7 Federal Reserve Margin Regulations; Proceeds. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     3.8  Taxes.

         (a) All tax returns of any nature whatsoever, including, but not limited to, all Federal income, payroll, stock transfer and excise tax returns and all appropriate state and local income, sales, excise, payroll, franchise and real and personal property tax returns, and corresponding returns under the laws of any jurisdiction, which are required to be filed by the Borrower and the Subsidiaries or on their behalf, have been or will be filed by the due date or extended due date of such returns.

          (b) Except for amounts which in the aggregate do not exceed  $250,000,
(i) all tax amounts as shown on the applicable  returns and notices described in
Section 3.8(a) reflect all taxes due and payable with respect to the periods covered thereby, (ii) there are no other tax liabilities, interest or penalties payable by the Borrower and the Subsidiaries with respect to such periods, and
(iii) no other tax liabilities, disallowances or assessments have been assessed or proposed which remain unpaid.

     3.9 Investment Company Act. Neither the Borrower nor the entering into of the Loan Documents nor the issuance of the Notes is subject to any of the provision of the Investment Company Act of 1940, as amended.

     3.10 Material Agreements. All patents, Material Agreements or similar commitments of the Borrower and the Subsidiaries are in full force, none of the parties thereunder are in material default thereunder and no written notice of default has been given or received.

     3.11 Financial Condition.

          (a) The Financial Statements of the Borrower and the Subsidiaries for the year ended December 30, 1995, audited by Price Waterhouse and the unaudited Financial Statements for the three-month period ended March 30, 1996, previously delivered to the Bank, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and the results of operations of the Borrower. There are no material liabilities or any material unrealized or anticipated losses from unfavorable commitments which are not disclosed in such Financial Statements. There has been no material adverse change in the operations, business, or assets of, or in the condition (financial or otherwise) of, the Borrower and the Subsidiaries from that set forth in such Financial Statements.

          (b) At the time of, and after giving effect to, the making of each Loan, each of the Borrower and Dutterer's (i) is Solvent, and (ii) possesses, in the opinion of the Borrower, sufficient capital to conduct the business in which it is engaged or presently proposes to engage.

     3.12 Disclosure. Neither this Agreement nor any of the Security Documents nor any statement, list, certificate or other


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document or information, or any Schedules to this Agreement,  delivered or to be delivered to the Bank contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make statements contained herein, in light of the circumstances in which they are made, not misleading.

     3.13 The Security Documents. The Security Documents, when executed and delivered and, to the extent appropriate, filed or recorded in locations where required by law in connection with the execution and delivery hereof, will grant to the Bank a valid and perfected Lien in an on the property described therein (the "Collateral"), and no Person will have any right, title or interest in or to the Collateral which is, or which shall be, prior, paramount, superior or equal to the right, title and interest of the Bank therein, except for Permitted Encumbrances.


SECTION 4.     CONDITIONS PRECEDENT TO TERM LOAN.

     The Bank shall not be obligated to make the Term Loan or any additional Revolving Credit Loans unless on the Closing Date (unless otherwise specifically indicated) the following conditions have been satisfied to the satisfaction of the Bank:

     4.1 Notes. The Bank shall have received the Notes, duly executed and completed by the Borrower.

     4.2 Supporting Documents of the Borrower. There shall have been delivered to the Bank such opinions, information and copies of documents, approvals and records (certified where appropriate) of corporate and legal proceedings as the Bank may have reasonably requested relating to the Borrower's and Dutterer's entering into and performance of this Agreement and the other Loan Documents to which each is a party. Such documents shall, in any event, include:

          (a) certified copies of the corporate charter and bylaws of the Borrower and Dutterer's;

          (b) certificates of authorized officers of the Borrower and Dutterer's certifying the corporate resolutions of the Borrower and Dutterer's relating to the entering into and performance of the aforesaid documents and the transactions contemplated thereby; and

          (c) certificates of authorized officers of the Borrower and Dutterer's with respect to the incumbency and specimen signatures of their respective officers or representatives authorized to execute such documents and any other documents and papers, and to take any other action, in connection therewith; and

          (d) an opinion of McGuire, Woods, Battle, & Boothe, L.L.P., counsel to the Borrower and Dutterer's.

     4.3 Security Documents. There shall have been delivered to the Bank:

          (a) a deed of trust from the Borrower on the Virginia Real Property in the form attached hereto as Exhibit C (the "Virginia Deed of Trust") and a deed of trust from Dutterer's on the Maryland Real Property in the form attached hereto as Exhibit D (the "Maryland Deed of Trust" and, collectively with the Virginia Deed of Trust, the "Deeds of Trust");

          (b) a security agreement from the Borrower, in the form attached hereto as Exhibit E (the "Security Agreement"), granting to the Bank, as security for the Loans, a security interest in all accounts, inventory, furniture, fixtures and equipment, general intangibles, instruments, documents and chattel paper of the Borrower;

          (c) a security agreement from Dutterer's in the form attached hereto as Exhibit F (the "Dutterer's Security Agreement"), granting to the Bank, as security for the Loans, a security interest in that certain promissory note dated September 3, 1995, payable to Dutterer's, by Value Added Food Services, Inc. in the original principal amount of $1,038,756 (the "VAFSI Note");

          (d) the assignment by the Borrower to the Bank of monies due and to become due from the U.S. Defense Logistics Agency for the supply of foods to military facilities in southern Virginia in the form attached hereto as Exhibit G (the "Assignment");

          (e)  appropriate financing statements on forms UCC-1;

          (f)  the "VAFSI Note";

          (g) a guaranty from Dutterer's, in the form attached hereto as Exhibit H, guaranteeing the payment of the Loan (the "Dutterer's Guaranty"); and

          (h) evidence satisfactory to the Bank that each of the Borrower and Dutterer's has sufficient right, title and interest in and to the Collateral owned by it to grant to the Bank the Liens contemplated hereby and by the Deeds of Trust and the Security Agreements and that all Security Documents necessary to provide the Bank with perfected Liens in the Collateral (subject only to Permitted Encumbrances) have been filed or recorded or delivered to the Bank (or to the duly authorized agent of the title insurance company issuing the loan insurance policies in favor of the Bank, in which case the Bank shall have received written or telefax confirmation from such agent that such agent has received and will record the Deeds of Trust) in form satisfactory to the Bank.


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     4.4 Representations and Warranties. All representations and warranties made by the Borrower herein or otherwise by the Borrower in writing in connection therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

     4.5 Insurance. The Borrower shall have furnished to the Bank evidence acceptable to the Bank that the insurance policies required by the Deeds of Trust and Section 6.4 hereof have been obtained and are in full force and effect.

     4.6 Title Insurance. The Bank shall have received (i) copies of all title insurance policies, title searches, abstracts of titles or other title work requested by the Bank with regard to the Real Property, (ii) legal, valid and binding commitments from Lawyers Title Insurance Company, or such other title insurance company as shall be acceptable to the Bank, to issue loan title insurance policies or updates to existing policies in form and substance satisfactory to the Bank in respect of the Deeds of Trust showing that the Deeds of Trust are valid first Liens subject only to Permitted Encumbrances and that the Virginia Real Property and the Maryland Real Property is owned in fee simple by the Borrower and Dutterer's, respectively, free of encumbrances other than Permitted Encumbrances. Such commitment(s) shall include such affirmative coverage and other endorsements as the Bank shall require and shall in all respects be acceptable to the Bank in its sole discretion. The Bank shall also have received evidence on or prior to the execution and delivery thereof that the Borrower has arranged for the payment of the premium for such title insurance policies or updates to existing policies.

     4.7 Surveys. The Bank shall have received current physical surveys of the Virginia Real Property and improvements, prepared and certified by a certified land surveyor in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys meeting the accuracy requirements of a Class A survey, and otherwise acceptable to the Lender, which surveys shall designate, without limitation, (i) the dimensions of the Real Property, (ii) the dimensions and location of the buildings and other improvements constructed thereon, (iii) the dimensions of the parking areas as well as the total number of on-site parking spaces, (iv) the location of all easements of record affecting the Real Property, specifying the holder of each such easement and the pertinent recordation information, (v) any and all buildings restriction and/or setback lines and (vi) means of ingress and egress. In addition to the foregoing requirements, such surveys shall (i) be prepared in accordance with the Survey Instructions of Lawyers Title Insurance Corporation Surveyor's report, (ii) contain a metes and bounds description of the Real Property, (iii) show appurtenant easements and rights of way on adjoining property benefiting the Real Property, and (iv) be specifically certified to the Bank as well as to the Borrower and

Lawyers Title Insurance Corporation or such other applicable title insurance company.

     4.8 Appraisal. The Bank shall have received an appraisal, by an appraiser selected by the Bank, of the fair market value of the Virginia Real Property, which appraisal shall be satisfactory to the Bank in all respects.

     4.9 Environmental Audit Report. The Bank shall have received an environmental site assessment or environmental audit report on the Virginia Real Property from an engineer or other qualified environmental expert selected by the Bank, which appraisal shall be satisfactory to the Bank in all respects.


SECTION 5.     CONDITIONS PRECEDENT TO EACH LOAN.

     The Bank shall not be obligated to make any Loan hereunder unless on the date of such Loan the following conditions have been satisfied to the satisfaction of the Bank (and each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that such conditions have been so satisfied):

     5.1 Default. On the date of the Loan (and after giving effect thereto) there shall exist no Event of Default and no condition, event or act which, with the giving of notice or lapse of time, or both, as specified in Section 8 hereof, would constitute an Event of Default.

     5.2 Maximum Amount of Revolving Credit Loans. The unpaid principal balance of the Revolving Credit Note, after giving effect to such Revolving Credit Loan, shall not exceed the lesser of (i) the Borrowing Base, or (ii) $7,500,000.


SECTION 6.     AFFIRMATIVE COVENANTS.

     The Borrower covenants and agrees that, so long as the Commitment is in effect, and until the Notes, together with interest and all other obligations incurred hereunder, are paid in full, the Borrower will, unless having procured the written consent of the Bank otherwise:

     6.1  Financial Statements.  Furnish to the Bank:

          (a) As soon as practicable and in any event within 45 days after the close of each quarter of each fiscal year of the Borrower and its Subsidiaries, as at the end of and for the period commencing at the end of the previous fiscal year and ending with such quarter, as the case may be, an unaudited consolidating and consolidated balance sheet(s) of the Borrower and its Subsidiaries, and a consolidating and consolidated statement(s) of income and surplus account of the Borrower and


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its Subsidiaries; all in reasonable detail and certified by the chief accounting officer of the Borrower subject to year-end audit and adjustments and setting forth in comparative form the corresponding figures as of one year prior thereto or for the appropriate periods of the preceding fiscal year, as the case may be;

          (b) As soon as practicable and in any event within 120 days after the close of each fiscal year of the Borrower and its Subsidiaries, as at the end of and for the fiscal year just closed, as the case may be, a consolidating and consolidated balance sheet(s) of the Borrower and its Subsidiaries, and a consolidating and consolidated statement(s) of income and surplus account of the Borrower and its Subsidiaries for such fiscal year setting forth, in the case of consolidating and consolidated balance sheets and statements, the corresponding figures of the previous annual audit in comparative form, all in reasonable detail and certified by Price Waterhouse or other independent public accountants of recognized standing selected by the Borrower and satisfactory to the Bank;

          (c) Promptly upon receipt thereof, copies of all detailed financial reports, if any, submitted to the Borrower or any of its Subsidiaries by its independent auditors, in connection with each annual or interim audit of their respective books by such auditors;

          (d) As soon as practicable and in any event within 10 days after the close of each month of each fiscal year of the Borrower and its Subsidiaries, detailed information in form satisfactory to the Bank concerning the Inventory and Receivables of the Borrower (including but not limited to, aging information (in 30-day increments) with respect thereto).

          (e) As soon as practicable and in any event within 120 days after the close of each fiscal year, a copy of the Borrower's annual report on Form 10-K to the Securities and Exchange Commission;

          (f) As soon as practicable and in any event within 60 days after the close of each fiscal quarter, a copy of the Borrower's quarterly report on Form 10-Q to the Securities and Exchange Commission;

          (g) At any time and from time to time, as the Bank, in its sole and absolute discretion, deems necessary and appropriate, a commercial finance audit of Inventory and Receivables, such audit to be conducted by the Bank or its agents at the expense of the Borrower; provided, however, that such expense shall be consistent with the expense of other commercial finance audits performed by the Bank for other, similarly situated customers of the Bank; and

          (h) With reasonable promptness, such other information respecting the business, operations and financial conditions of the Borrower or any Subsidiary as any Bank may, from time to time, reasonably request.

     6.2 Notice of Litigation. Promptly give written notice to the Bank of (i) any action or proceeding, or to the extent the Borrower may have any notice thereof, any claim, which may reasonably be expected to be commenced or asserted against the Borrower or any of its Subsidiaries in which the amount involved is $250,000 or more and not covered by insurance, and (ii) any dispute which may exist between the Borrower or any of its Subsidiaries and any governmental regulatory body (including any audit by the Internal Revenue Service), which may substantially affect the normal business operations of the Borrower or any of its Subsidiaries or any of their respective properties and assets.

     6.3 Payment of Charges. Duly pay and discharge, and cause each of its Subsidiaries to duly pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon or against it or its property or assets, or upon any property leased by it, prior to the date on which penalties attach thereto, unless and to the extent only that such taxes, assessments and governmental charges or levies are being contested in good faith and by appropriate proceedings, (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a lien or charge upon such property or assets, unless and to the extent only that the validity thereof is being contested in trade bills when due in accordance with their original terms, including any applicable grace periods, unless and to the extent only that such trade bills are being contested in good faith and by appropriate proceedings.

     6.4 Insurance. Keep, and cause each of its Subsidiaries to keep, (i) all of its insurable property insured at all times with financially sound and responsible insurance carriers against loss or damage by fire and other risks, casualties and contingencies as required by the Security Documents and in such manner and to the extent that like properties are customarily so insured by other corporations engaged in the same or similar business similarly situated,
(ii) adequate insurance at all times with financially sound and responsible insurance carriers against liability on account of damage to persons and properties and under all applicable workmen's compensation laws, and (iii) adequate insurance covering such other risks as the Bank may reasonably request.

     6.5 Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, at all times books of record and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs, and the Borrower will provide, and will cause each of its Subsidiaries to provide, adequate protection against loss or damage to such books of record and account.

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     6.6  Preservation  of  Corporate  Existence.   Maintain  and  preserve  its
corporate existence and right to carry on its business and duly procure all necessary renewals and extensions thereof, use its best efforts to maintain, preserve and renew all rights, powers, privileges and franchises which in the opinion of the Board of Directors of the Borrower continue to be advantageous to it and comply in all material respects with all applicable laws, statutes and regulations of the United States of America and of any State or municipality, and of any agency thereof, in respect of the conduct of its business, and in each such case, cause each of its Subsidiaries so to do.

     6.7 Preservation of Assets. Keep, and cause each of its Subsidiaries so to keep, its property in good repair, working order and condition and from time to time make all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, so that the business carried on by it may be properly and advantageously conducted at all times in accordance with prudent business management.

     6.8 Inspection of Books and Assets. Allow any representative, officer or accountant of the Bank to visit and inspect any of its property, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers, and at such reasonable time and as often as the Bank may request and, in each such case, cause each of its Subsidiaries so to do.

     6.9 Payment of Indebtedness. Duly and punctually pay, or cause to be paid, the principal of and the interest on all Indebtedness for Borrowed Money heretofore or hereafter incurred or assumed by it, or in respect of which it shall otherwise be liable, when and as the same shall become due and payable, unless such Indebtedness for Borrowed Money be renewed or extended, and faithfully observe, perform and discharge all the covenants, conditions and obligations which are imposed on it by any and all indentures and other agreements securing, relating to, or evidencing such Indebtedness or pursuant to which such Indebtedness for Borrowed Money is incurred, and not permit any act or omission to occur or exist which is or may be declared to be a default thereunder.

     6.10 Further Assurances. Make, execute or endorse, and acknowledge and deliver or file, all such vouchers, invoices, notices, and certifications and additional agreements, undertakings, conveyances, transfers, assignments, or further assurances, and take any and all such other actions, as the Bank may, from time to time, deem necessary or proper in connection with this Agreement, the obligations of the Borrower hereunder or under the other Loan Documents, or for the better assuring and confirming unto the Bank all or any part of the security for the Notes.

     6.11 Notice of Default. Forthwith upon any officer of the Borrower obtaining knowledge of the existence of an Event of Default, deliver to the Bank a certificate signed by an officer of the Borrower specifying the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto.

     6.12 Arms-length Transactions. Conduct and cause each of its Subsidiaries to conduct all transactions with any of its respective Affiliates on an arms-length basis.

     6.13 Solvency. Continue to be Solvent and ensure each Subsidiary will continue to be Solvent.

     6.14 Lock Box. At the request of the Bank, in its sole and absolute discretion, enter into a lock-box arrangement, for the collection of Receivables, such arrangement to be satisfactory in form and substance to the Bank.

     6.15 Collateralization of Outstanding Letters of Credit. At the request of the Bank, in its sole and absolute discretion, provide liquid collateral acceptable to the Bank as security for any outstanding letters of credit issued by the Bank at the request of and for the account of the Borrower.

     6.16 Assignment of Claims Act. Deliver or cause to be delivered to the Bank, within 60 days following the Closing Date, copies of Notices to the contracting and disbursing officers for the contract which is the subject of the Assignment, such notices having been duly acknowledged by such officers and sufficient to perfect the Assignment in favor of the Bank.


SECTION 7.     NEGATIVE COVENANTS.

     The Borrower covenants and agrees that so long as the Commitment is in effect and until the Notes, together with interest and all other obligations incurred hereunder, are paid in full, the Borrower will not, without first having procured the written consent of the Bank:

     7.1 Liens. Contract, create, incur, assume or suffer to exist any Lien upon or with respect to, or by transfer or otherwise subject to the prior payment of any indebtedness (other than the Notes), any of the Collateral or any other property of the Borrower, whether now owned or hereafter acquired, or permit Dutterer's so to do; except (i) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, (ii) other liens, charges, and encumbrances incidental to the conduct of its business or the ownership of the Collateral or such other property which were not incurred in connection with the borrowings of money or the obtaining of advances or credit and which do not materially detract from the value of the Collateral or such other property or materially impair the use thereof in the operation of its business; and (iii) Liens in favor of the Bank;

     7.2 Other Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness for Borrowed Money (other than indebtedness to the Bank or trade debt incurred in the ordinary course of business) or permit Dutterer's so to do.

     7.3 Consolidation and Merger. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation or permit Dutterer's so to do (or agree to do any of the foregoing at any future time) except that (i) Dutterer's may merge into the Borrower provided that the Borrower shall at all times be the continuing corporation, and (ii) Dutterer's may merge into or consolidate with any other Subsidiary.

     7.4 Sale of Assets. Convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time or permit Dutterer's so to do),
(i) all or a substantial part of its property or assets or any part of such property or assets essential to the conduct of its business substantially as now conducted, or (ii) any of its assets, except in the ordinary course of business (excluding the sale of obsolete equipment) or with the consent of the Bank, which consent shall not be unreasonably withheld. The Bank acknowledges that the Borrower intends to cause Dutterer's to sell the Maryland Real Property and agrees that it will not unreasonably withhold its consent to such a sale and the release of the Bank's lien on the Maryland Real Property; provided, however, that the Bank's consent and release may be conditioned upon the application of the net proceeds of any such sale to the Loans as determined by the Bank in its sole discretion.

     7.5 Borrowing Base. Permit the aggregate unpaid principal amount of the Revolving Credit Note at any time outstanding to exceed the Borrowing Base.

     7.6 Related Transactions. Enter into any transaction with any Person which is an Affiliate of the Borrower or Dutterer's, or in which any officer or director of the Borrower or a Subsidiary has a financial interest, on more favorable terms than if such Person was totally unrelated, or permit Dutterer's to so do.

     7.7 Engage in Same Type of Business. Enter into, or permit Dutterer's to enter into, any business which is substantially different from and/or not connected with the business in which the Borrower or Dutterer's is presently engaged.

     7.8 Sale of Accounts Receivable. Sell, discount, transfer, assign or otherwise dispose of any of its accounts receivable, notes receivable, installment or conditional sales agreements or any other of its rights to receive income or monies howsoever evidenced or permit Dutterer's so to do except pursuant to the Security Documents.

     7.9 Tangible Net Worth. Permit Tangible Net Worth to be at any time less than $7,000,000; provided, however, that on December 31, 1996, and on each December 31 thereafter, such amount shall increase by the greater of (i) 75% of the Borrower's net income for the fiscal year then ended, or (ii) $500,000.

     7.10 Debt; Equity Ratio. Permit the ratio of Long-Term Debt to Tangible Net Worth to exceed at any time 1.75:1.0.

     7.11 Current Ratio. Permit the ratio of current assets to current labilities at any time to be less than 1.25:1.0.

     7.12 Capital Expenditures. In any fiscal year make or commit to make any direct or indirect capital expenditures in excess of $300,000.

     7.13 Debt Service Coverage Ratio. Permit the ratio (determined at the end of each fiscal year and for such year) of EBITD to Debt Service to be less than 1.25:1.0.

     7.14 Real Estate. Directly or indirectly, make any investment in, or engage in any development of, real estate, other than in the ordinary course of the Borrower's regular business.

     7.15 Dividends. During any fiscal year, declare or pay, directly or indirectly, any dividends on any class of its capital stock, or make any distribution to any shareholder or shareholders as such, in excess of $163,000.


SECTION 8.     EVENTS OF DEFAULT.

     Upon the occurrence of any of the following specified events (each an "Event of Default"):

     8.1 Principal and Interest. The Borrower shall default in the due and punctual payment of (i) any principal due on the Notes; or (ii) for a period of 15 days, any interest on the Notes or in the due and punctual payment of other amounts due hereunder; or

     8.2 Representations and Warranties. Any representation, warranty or statement made by the Borrower herein or otherwise in writing by the Borrower or Dutterer's in connection herewith or therewith, or in any certificate or statement furnished pursuant to or in connection herewith or therewith, shall be breached or shall prove to be untrue in any material respect on the date as of which made; or

     8.3 Negative Covenants. The Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to Sections 7.3, 7.4, 7.7 or 7.8 of this Agreement; or

     8.4 Other Covenants. The Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement (other than those referred to in Sections 8.1, 8.2 and 8.3) and such default (which shall be capable of cure) shall continue unremedied for a period of 30 days after the earlier of the date on which the Bank gives the Borrower notice of such default or on the date an officer of the Borrower becomes aware thereof; or

     8.5 Other Obligations. Any indebtedness of the Borrower (i) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (ii) shall not be paid as and when the same becomes due and payable including any applicable grace period, or there shall occur and be continuing any event which constitutes an event of default under any instrument, agreement or evidence of indebtedness relating to any indebtedness of the Borrower, the effect of which is to permit the holder or holders to cause the indebtedness evidenced thereby to become due prior to its stated maturity; or

     8.6 Insolvency. The Borrower or Dutterer's shall dissolve or suspend or discontinue its business, or shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing its inability to pay its debts as they mature, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any receiver, liquidator, custodian or trustee of or for it or any substantial part of its property or assets, shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against the Borrower or Dutterer's any such proceeding which shall remain undismissed for a period of 60 days or more, or any order, judgment or decree approving the petition in any such proceeding shall be entered; or the Borrower or Dutterer's shall by any act or failure to act indicate its consent to, approval of or acquiescence in, any such proceeding or in the appointment of any receiver, liquidator, custodian or trustee of or for it or any substantial part of its property or assets, or shall suffer any such appointment to continue undischarged or unstayed for a period of 60 days or more; or the Borrower or Dutterer's shall take any action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a receiver or trustee or custodian or other officer or representative of a court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of the Borrower or Dutterer's; or

     8.7 Other Documents. Any of the Security Documents shall fail to grant to the Bank the Lien intended to be created thereby (provided, however, that the Borrower shall cause the Lien of the Assignment to be perfected not later than 90 days after the date hereof);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing the Bank may, by written notice to the Borrower: (i) declare the principal of an accrued interest on the Notes to be, whereupon the same shall forthwith become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and/or (ii) declare the Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment shall forthwith terminate immediately; provided that if any Event of Default described in Section 8.6 shall occur with respect to the Borrower or Dutterer's, the result which would otherwise occur only upon the giving of written notice by the Bank to the Borrower as herein described shall occur automatically, without the giving of any such notice.


SECTION 9.     MISCELLANEOUS.

     9.1 Calculations and Financial Data. Calculations hereunder shall be made and financial data required hereby shall be prepared both as to classification of items and as to amount in accordance with generally accepted accounting principles, consistent with the Financial Statements.

     9.2 Amendment and Waiver. Except as otherwise provided, no provision of any of the Loan Documents may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Any such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purposes for which made or given.

     9.3  Expenses.

          (a) Whether or not the transactions hereby contemplated shall be consummated, the Borrower shall pay all reasonable out-of-pocket costs and expenses of the Bank incurred in connection with the preparation, execution, delivery, filing and recording and amendment (including any waiver or consent), modification, and enforcement of the Loan Documents and the making and repayment of the Loans, and the payment of all interest and fees, including, without limitation, the reasonable fees and expenses of Kaufman & Canoles, special counsel for the Bank, and any local counsel retained by the Bank.

          (b) The Borrower agrees to pay, and to save the Bank harmless from all damages, liability and expenses for, any stamp and similar taxes (including interest and penalties, if any), which may be payable in connection with the Loan Documents or the issuance of the Notes or any modification of any of the foregoing.

          (c) All obligations provided for in this Section 9.3 and Section 6.10 shall survive any termination of this Agreement and the payment in full of the Notes.

     9.4  Successors and Assigns; Descriptive Headings.

          (a) This Agreement shall bind, and the benefits hereof shall inure to, the Borrower and the Bank and their respective successors and assigns provided that the Borrower may not transfer or assign any or all of its rights and obligations hereunder, without the prior written consent of the Bank.

          (b) The descriptive headings of the various provisions of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     9.5 Notices, Requests, Demands, Etc. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when deposited in the mails (by registered or certified mail, return receipt requested), postage prepaid, or in the case of telex, telegraphic, telecopier or cable notice, when delivered to the telex, telegraph, telecopier or cable company, or in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto, when sent, addressed as follows:
(i) if to the Bank, at the Bank's Office, and (ii) if to the Borrower, at its address specified with its signature below, or to such other addresses as either of the parties hereto may hereafter specify to the other in writing, provided that communication with respect to a change of address shall be deemed to be effective when actually received.

     9.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Virginia (without regard to principles of conflicts of law).

     9.7 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     9.8 Waiver. No failure or delay on the part of the Bank in exercising any right, power or privilege under this Agreement or any other Loan Document, and no course of dealing between the Borrower and the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have pursuant to such documents or at law or equity. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank to any other or further action in any circumstances without notice or demand.

     9.9 Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

     9.10 Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence of an Event of Default the Bank is hereby authorized at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Bank now or hereafter existing under any of the Loan Documents irrespective of whether or not the Bank shall have made any demand hereunder or thereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Bank exercising any rights granted under this Section 9.10 shall thereafter notify the Borrower of such action; provided that the failure to give such notice shall not affect the validity of such set-off and application.

     9.11 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Bank and the Borrower and their respective successors and assigns (except as otherwise expressly provided herein) and nothing contained herein shall be deemed to confer upon anyone other than the Borrower and the Bank and their respective successors and assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Bank to make the Loans hereunder are imposed solely and exclusively for the benefit of the Bank and its successors and assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall under any circumstances be deemed to be beneficiary of such conditions.

     9.12 Survival. Each of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans and shall, unless otherwise expressly provided, continue in full force and effect until the Loans together with interest thereon, the commitment fees, and all other sums payable hereunder or thereunder have been indefeasibly paid in full.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


2410 Wesley Street                 DOUGHTIE'S FOODS, INC.
Portsmouth, VA 23707

                              By: Marion S. Whitfield, Jr.
                                  ------------------------
                                  (Signature)
                                  Senior Vice President


                                  CRESTAR BANK


                              By: Bruce W. Nave
                                  ------------------------
                                    (Signature)
                                   Vice President

                                ANNEX I

                                DEFINITIONS

     As used in the Amended and Restated Credit Agreement to which this Annex I is annexed, the following terms shall have the meanings herein specified or as specified in the Section of such Credit Agreement or in such other document herein referenced:

     "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with, the Borrower.

     "Agreement" shall mean the Amended and Restated Credit Agreement to which this Annex I is attached as it may from time to time be amended, extended, supplemented or otherwise modified.

     "Assignment" - Section 4.3(d).

     "Bank" - introductory paragraph.

     "Bank's Office" shall mean 500 East Main Street,  Norfolk,  Virginia 23510,
Attention: Commercial Division.

     "Borrower" - introductory paragraph.

     "Borrowing Base" shall mean at a particular time, the sum of (x) the Net Security Value of Eligible Inventory plus (y) the Net Security Value of Eligible Receivables.

     "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in Norfolk, Virginia are authorized by law or governmental action to close.

     "Capitalized Lease Obligation" shall mean any obligation to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real and/or personal property, which obligation is, or is required to be, classified and accounted for as a capital lease on a balance sheet prepared in accordance with generally accepted accounting principles.

     "Collateral" - Section 3.13.

     "Commitment Period" shall mean, for the Revolving Credit Commitment, the period from and including the date hereof to and including the Termination Date.

     "Debt Service" shall mean, for any period, the aggregate of all principal and interest payments required, scheduled or made during such period.

     "Deeds of Trust" - Section 4.3(a).

     "Default" shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

     "Dollars", "U.S. $", "$", and "U.S. dollars" shall mean the lawful currency of the United States of America.

     "Dutterer's"   shall  mean  Dutterer's  of  Manchester  Corp.,  a  Maryland corporation and a Subsidiary.

     "Dutterer's Guaranty" - Section 4.3(g).

     "Dutterer's Security Agreement" - Section 4.3(c).

     "EBITD" shall mean, for any period, the sum for such period of (i) net income, (ii) taxes accrued to any government or governmental instrumentality (other than real estate taxes, sales taxes or use taxes), (iii) interest expense, and (iv) to the extent earnings have been reduced thereby, depreciation expense, amortization expense and other non-cash expenses, minus dividends.

     Eligible Inventory" or "Inventory Value" shall mean, at the time of any determination thereof, all Inventory of the Borrower as to which the following requirements have been fulfilled to the satisfaction of the Bank: (a) the Borrower has lawful and absolute title to such Inventory; (b) the Borrower has the full and unqualified right to assign and grant a security interest in such Inventory to the Bank as security for the Loans; (c) except as otherwise permitted hereunder, all of such Inventory is subject to a fully perfected first security interest in favor of the Bank pursuant to the Security Documents, prior to the rights of, and enforceable as such against, any other Person; (d) none of such Inventory is subject to any security interest or other Lien in favor of any person other than the Lien of the Bank pursuant to the Security Documents and other Liens permitted hereunder; and (e) none of such Inventory is obsolete, unsalable, damaged or otherwise unfit for sale or further processing.

     "Eligible Receivables" shall mean, at the time of any determination thereof, all Receivables of the Borrower as to which the following requirements have been fulfilled to the satisfaction of the Bank: (a) the Borrower has lawful and absolute title to each of such Receivables; (b) each of such Receivables is a valid, legally enforceable obligation of the Person who is obligated under such Receivables (the "account debtor"); (c) none of such Receivables is subject to any dispute, off-set, counterclaim or other claim or defense on the part of the account debtor or to any claim on the part of the account debtor denying liability under such Receivable in whole or in part; (d) the Borrower has the full and unqualified right to assign and grant a security interest in such Receivables to the Bank as security for the Loans; (e) all of such Receivables are subject to a fully perfected first security interest in favor of the Bank pursuant to the Security Documents, prior to the rights of, and enforceable as such against, any other Person; (f) none of such Receivables is subject to any security interest or Lien in favor of any Person other than the lien of the Bank pursuant to the Security Documents and other Liens permitted hereunder; (g) each of such Receivables is evidenced by an invoice rendered to the account debtor and is not evidenced by an instrument or chattel paper; (h) each of such Receivables has arisen from the sale (on an absolute and not a consignment or approval basis) of goods by the Borrower in the ordinary course of the Borrower's business, which goods have been shipped or delivered to the account debtor for such Receivables or otherwise identified to the contract of sale to such account debtor if title has passed; (i) no account debtor in respect of any of the Receivables is (A) incorporated in or primarily conducting business in any jurisdiction located outside the United States of America or Puerto Rico, (B) an Affiliate of the Borrower, or (C) any foreign government or any agency, department or instrumentality therefor; (j) the Borrower is not aware and has no reason to be aware of any reorganization, bankruptcy, receivership, custodianship, insolvency or other like condition in respect of any account debtor for any of the Receivables; (k) none of such Receivables has been outstanding more than 90 days from their respective invoice dates; (l) none of such Receivables are due from an account debtor with respect to which 25% or more, in amount, of Receivables due therefrom have been outstanding more than 90 days from their respective invoice dates; and (m) the Borrower is not in default in any obligation to the account debtor in respect to any goods provided or services rendered by such account debtor or otherwise.

     "Event of  Default"  shall mean each of the  Events of  Default  defined in
Section 8.

     "Financial Statements" shall mean, with respect to any Person, the statement of financial position (balance sheet) and the statement of earnings and stockholders' equity of such person.

     "Guarantee" shall mean, by any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness for Borrowed Money or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness for Borrowed Money or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness for Borrowed Money or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection of deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.


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     "Indebtedness   for  Borrowed   Money"  shall  mean  all   indebtedness  of
(including, without limitation, all indebtedness assumed by) a Person (i) in respect of money borrowed (including, without limitation, the unpaid amount of the purchase price of any property, incurred for such purpose in lieu of
borrowing  money  or  using  available  funds  to  pay  said  amount,   and  not
constituting an account payable or expense accrual incurred or assumed in the ordinary course of business), or evidenced by a promissory note, bond, debenture, or other like obligation to pay money, or (ii) constituting a Capitalized Lease Obligation of such Person, or (iii) constituting a Guarantee by such Person.

     "Inventory" shall have the meaning assigned thereto in the Security Agreement.

     "Lien" shall mean any mortgage, deed of trust, security deed, pledge, security interest, encumbrance, lien or other charge of any kind (including any agreement to give any of the foregoing, any lease in the nature thereof, and any conditional sale or other title retention agreement), any lien arising by operation of law and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loans" - Section 2.2.

     "Loan Documents" shall mean, collectively, the Agreement, the Notes and the Security Documents and any other instruments or documents delivered by or on behalf of the Borrower or Dutterer's hereunder.

     "Long-Term Debt" shall mean all Indebtedness for Borrowed Money as determined in accordance with generally accepted accounting principles.

     "Material Agreement" shall mean all outstanding contracts, agreements, leases and other understandings to which the Borrower and/or its Subsidiaries is a party, or by or under which it has any rights or obligations, except for (i) those (other than orders for the purchase and sale of merchandise) involving an income to or expenditure by the Borrower or a Subsidiary of less than $250,000 or expiring no later than one (1) year from the date hereof, and (ii) those contracts or orders for the purchase and sale of merchandise involving a commitment for less than one (1) year or involving a commitment for less than $250,000.

     "Maryland Deed of Trust" - Section 4.3(a).

     "Maryland Real Property" shall mean the real property of Dutterer's in Manchester, Maryland described in the Maryland Deed of Trust.

     "Net Security Value" shall mean, in respect to (i) Eligible Receivables, an amount equal to 85% (or such other greater or lesser percentage as the Bank shall from time to time determine in its sole and absolute discretion) of the book value of Eligible Receivables as reflected on the books of the Borrower in accordance with generally-accepted accounting principles on any date of determination thereof, less a reserve for discounts and allowances; and (ii) Eligible Inventory, an amount equal to 20% (or such other greater or lesser percentage as the Bank shall from time to time determine in its sole and absolute discretion) of the value of the Eligible Inventory as reflected on the books of the Borrower as at the date of any determination thereof, valued in accordance with generally-accepted accounting principles based on FIFO.

     "Notes" - Section 2.2.

     "Permitted Encumbrances" shall mean the Liens listed on Schedule I attached hereto.

     "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a government or an agency or political subdivision thereof.

     "Real Property" shall mean the Maryland Real Property and the Virginia Real Property.

     "Receivables" shall mean Accounts and General Intangibles, as defined in the Security Agreement.

     "Revolving Credit Commitment" - Section 2.1.

     "Revolving Credit Loans" - Section 2.1.

     "Revolving Credit Note" - Section 2.1.

     "Security Agreement" - Section 4.3(b).

     "Security Documents" shall mean the collective reference to each of the instruments or documents referred to in Section 4.3 pursuant to which a Lien or security interest in the Collateral is intended to be granted to the Bank, including all supplements or amendments thereto or replacements thereof.

     "Solvent" shall mean, with respect to any Person, that the fair value of the property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all Indebtedness for Borrowed Money of such Person as such Indebtedness for Borrowed Money matures.

     "Subsidiary" shall mean Dutterer's and any other firm, corporation, trust or other unincorporated organization or association or other enterprise more than 50% of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly, by the Borrower and/or by one or more of its Subsidiaries.

     "Subsidiary Stock" - Section 3.5.

     "Tangible Net Worth" shall mean, as at any date at which the amount thereof shall be determined, the amount by which the sum of (a) the par value (or value stated on the books of the corporation) of the capital stock of all classes of the Borrower, and (b) the amount of the consolidated surplus, capital or earned, of the Borrower and its Subsidiaries, exceeds the aggregate of all amounts appearing on the asset side of the balance sheet for goodwill, patents, patent right, trademarks, trade names, copyrights, franchises, treasury stock, organizational expenses and other similar items, if any, all determined in accordance with generally accepted accounting principles consistent with the Financial Statements.

     "Term Loan" - Section 2.2.

     "Term Loan Note" - Section 2.2.

     "Termination Date" shall mean July 31, 1997, or such earlier date as the Commitment shall terminate as provided herein or such later date as may hereafter be agreed to by the Bank, in writing.

     "UCC" - Section 3.13.

     "VAFSI Note" - Section 4.3(c).

     "Virginia Deed of Trust" - Section 4.3(a).

     "Virginia Real Property" shall mean the real property of the Borrower in Portsmouth, Virginia described in the Virginia Deed of Trust.

     "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

                                SCHEDULE I

                          PERMITTED ENCUMBRANCES


     A.1. With respect to the Real Property, all those matters shown in Schedule B, Section 2 of the Lawyers Title Insurance Corporation Commitment Case Nos. 1960353 and C965185N issued to the Bank.

     A.2. With respect to property other than Real Property:

          (a) Such minor defects, irregularities, encumbrances and clouds on title as do not, in the aggregate, materially impair the value of such property or its use for the purpose for which it is held;

          (b) Deposits under worker's compensation, unemployment insurance and social security laws or to secure statutory obligations or surety or appeal bonds or performance of other similar bonds in the ordinary course of business, or statutory liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar liens, in respect of liabilities which are not yet due or which are being contested in good faith, liens for taxes not yet due and payable, and liens for taxes due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings;

          (c) Purchase money Liens granted to the seller or Person financing the seller on assets if (i) limited to the specific assets acquired; and (ii) the debt secured by the Lien is the unpaid balance of the acquisition cost of the specific assets on which the Lien is granted;

          (d) Liens granted to the Bank in connection with the transactions contemplated hereby or otherwise; and

          (e) Liens upon real and/or tangible personal property acquired after the date of this Agreement (by purchase, construction or otherwise) by the Borrower or any Subsidiary, each of which Liens existed on such property before the time of its acquisition and was not created in anticipation thereof; provided, however, that no such Lien shall extend to or cover any property of the Borrower or such Subsidiary other than the respective property so acquired and improvements thereon.